UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2007

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2007, Donald J. McNamara tendered to the Company his resignation as a Class II director of FelCor Lodging Trust Incorporated (the “Company”), effective upon the election of his successor. On January 31, 2007, the Company’s Corporate Governance and Nominating Committee met and nominated Thomas C. Hendrick to succeed Mr. McNamara.

On February 6, 2007, the Company’s Board of Directors accepted Mr. McNamara’s resignation and appointed Mr. Hendrick to succeed Mr. McNamara as a Class II director. Mr. Hendrick, age 60, currently serves as the Executive Vice President of Acquisitions and Development for The Kor Group. During his more than 25-year career in the hospitality industry, Mr. Hendrick has also served in senior development positions for some the most successful hotel companies in the world, including Mandarin Oriental, Rosewood Hotels & Resorts and Regent International Hotels, Mariner Hotels (now Remington Hotels), and Wyndham Hotels & Resorts.

Mr. Hendrick is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is Mr. Hendrick a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on February 6, 2007, announcing the appointment of Thomas C. Hendrick as a member of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: February 6, 2007	By:	/s/ Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel

and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on February 6, 2007, announcing the appointment of Thomas C. Hendrick as a member of the Board of Directors of the Company.